SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

March 9, 2004

Date of Report (Date of earliest event reported)

CONSOL Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14901	51-0337383
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Consol Plaza

1800 Washington Road

Pittsburgh, Pennsylvania 15241

(Address of principal executive offices including zip code)

Registrant’s telephone number, including area code:

(412) 831-4000

Not applicable

(Former name or former address, if changed since last report)

Item 12. Results of Operations and Financial Condition.

On March 9, 2004, CONSOL Energy announced that it expects to file its Annual Report on Form 10-K with the United States Securities and Exchange Commission on March 12, 2004, in which for the year ended December 31, 2003, it will report a net loss of $7.8 million, or $0.10 per diluted share, instead of a net loss of $11.8 million, or $0.14 per diluted share, as reported previously on Form 8-K on January 28, 2004. The change resulted from the finalization of year-end tax accruals. There was no effect on the pre-tax loss previously reported.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

CONSOL ENERGY INC.

By:	/s/ William J. Lyons
William J. Lyons
Senior Vice President and
Chief Financial Officer

Dated: March 9, 2004